Exhibit 11(b)

                                            March 23, 2001

Merrill Lynch California Municipal Series Trust
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Ladies and Gentlemen:

         We have acted as special Massachusetts counsel for Merrill Lynch California Municipal Series Trust (the "California Trust"), a Massachusetts business trust created under a written Declaration of Trust dated March 20, 1985, and its series Merrill Lynch California Municipal Bond Fund (the "California Fund"), in connection with the proposed acquisition by the California Fund of substantially all of the assets and assumption by the California Fund of substantially all of the liabilities of Merrill Lynch California Insured Municipal Bond Fund (the "Insured Fund"), a series of the California Trust, and Merrill Lynch California Limited Maturity Municipal Bond Fund (the "Limited Maturity Fund"), a series of Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, a Massachusetts business trust (the "Limited Maturity Trust") (the "Reorganization"), in exchange for authorized but previously unissued common shares of beneficial interest of the California Fund, $0.10 par value per share (the "Shares"). This opinion is furnished in connection with the filing of an amendment to the California Fund's Registration Statement on Form N-14 under the Securities Act of 1933, as amended (as amended, the "Registration Statement").

         In connection with this opinion, we have examined the following described documents:

         (a) a certificate of the Secretary of State of the Commonwealth of Massachusetts as to the existence of the California Trust;

         (b) copies, certified by the Secretary of State of the Commonwealth of Massachusetts, of the California Trust's Declaration of Trust and all amendments thereto on file in the office of the Secretary of State (the "Declaration of Trust");

         (c) a certificate executed by Alice A. Pellegrino, Secretary of the California Trust, certifying as to, and attaching copies of, the California Trust's Declaration of Trust and By-laws and certain votes of the Trustees of the California Trust; and

         (d)  a draft, dated March 13, 2001 of the Registration Statement.

         In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the draft referred to in paragraph (d) above.

         This opinion is based entirely on our review of the documents listed above. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

         This opinion is limited solely to the laws of the Commonwealth of Massachusetts (other than the Massachusetts Uniform Securities Act, as to which we express no opinion) as applied by courts in such Commonwealth.

         We understand that all of the foregoing assumptions and limitations are acceptable to you.

         Based upon and subject to the foregoing, please be advised that it is our opinion that subsequent to receipt of shareholder approval of the Agreement and Plan of Reorganization between the California Trust and the Limited Maturity Trust as set forth in the joint proxy statement and prospectus constituting a part of the Registration Statement, the Shares, when issued and sold in accordance with the California Trust's Declaration of Trust and By-laws and for the consideration described in the Registration Statement, will be legally issued, fully paid and nonassessable, except that the shareholders of the California Fund may under certain circumstances be held personally liable for the California Fund's obligations as described in the Registration Statement under the caption "Capital Shares."

         The California Trust's Declaration of Trust, as amended, and By-laws require compliance with various provisions of the Investment Company Act of 1940. We express no opinion with respect to such compliance.

         We understand that Brown & Wood LLP will rely on this opinion in order to prepare an opinion to the California Trust, which will be filed with the Securities and Exchange Commission. We hereby consent to such use of this opinion. This opinion is given as of the date hereof and is based on present law and the facts described in the documents referred to above. We do not assume any responsibility to update this opinion to reflect facts that subsequently come to our attention or to reflect changes in law.

                                            Very truly yours,


                                            /s/ Bingham Dana LLP
                                                BINGHAM DANA LLP